Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY REVISES ANNUAL FORECAST
Company Lowers EPS and Operating Cash Flow Projections On Weaker Than Expected Demand For Reprographics Services
WALNUT CREEK, California (October 11, 2010) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology, today announced that it is lowering its annual earnings per share forecast for 2010. The Company currently expects to see annual EPS in the range of $0.04-$0.09, down from its earlier forecast of $0.15-$0.30. Operating cash flow for the Company is expected to be in the range of $50-$60 million, down from $65-$80 million. These projections exclude any one-time charges that may be incurred through December 31, 2010.
The Company attributed the forecast revision to weaker than expected demand for reprographics services due to the continuing lack of activity in the commercial construction market.
“Any signs of market recovery in the third quarter have been spotty at best,” said K. “Suri” Suriyakumar, Chairman, President and CEO of American Reprographics Company. “Until confidence is restored in the market, we are likely to see continued delays in the kind of new commercial construction projects that drive demand for our services. While the declining trends in our daily sales appear to have stabilized over the past several quarters, the return of seasonal trends in the third quarter did not materialize. As a result, we have revised our projections for the year. Our earnings are clearly constrained by this environment, but our cash position remains strong, allowing us to meet our financial obligations comfortably.”
“Meanwhile, the company continues to build relationships with national customers, and our diversification into digital color and managed print services continues to gain momentum,” Mr. Suriyakumar added.
Conference Call
American Reprographics Company will host a conference call on Monday, October 11, 2010, at 10:00 A.M. Pacific Time (1:00 P.M. Eastern Time) to discuss the Company’s financial guidance update. The conference call can be accessed by dialing 877-402-8179 (domestic) or 706-643-6512 (international). The conference ID number to access the call is 16966084. A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 800-642-1687. The conference ID number to access the phone replay is 16966084.
Detailed financial information for the third quarter will be shared when the Company reports its third quarter results on November 2, 2010, after the market close.

About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management technology and services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of hundreds of locally-branded reprographics service centers across the U.S., Canada and the U.K, on-site at more than 5,000 customer locations, and through UDS, a joint-venture company headquartered in Beijing, China. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 138,000 active customers.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as “anticipates,” “projects,” “expect” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Factors that could cause our actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, the current economic recession, general economic conditions and downturn in the architectural, engineering and construction industries specifically; our ability to streamline operations and reduce and/or manage costs; competition in our industry and innovation by our competitors; our failure to anticipate and adapt to future changes in our industry; our failure to take advantage of market opportunities and/or to complete acquisitions; our failure to manage acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies; our dependence on certain key vendors for equipment, maintenance services and supplies; damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers; and our failure to continue to develop and introduce new products and services successfully. The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect our future performance, please review our periodic filings with the U.S. Securities and Exchange Commission, and specifically the risk factors set forth in our most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
David Stickney	Joseph Villalta
American Reprographics Company	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7003